UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2008
Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	0-20388 (Commission File No.)	36-3795742 (I.R.S. Employer Identification No.)
800 East Northwest Highway,
Des Plaines, IL 60016
(Address of principal executive offices, including zip code)
(847) 824-1188
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On September 29, 2008, Littelfuse, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) by and among the Company, as borrower, each lender from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Lender and as Agent for the Lenders (“Agent”), Bank of America, N.A., as Syndication Agent, and Wells Fargo Bank, N.A., as Documentation Agent.
     Under the Loan Agreement, the Lenders have agreed to provide the Company with a five-year term loan facility of up to $80.0 million for the purposes of (i) refinancing certain existing indebtedness; (ii) working capital; and (iii) capital expenditures and other lawful corporate purposes, including permitted acquisitions. The Loan Agreement also contains an expansion feature, pursuant to which the Company may from time to time request incremental loans in an aggregate principal amount not to exceed $40.0 million (the amount equal to one-half of the aggregate closing date loans provided by the Lenders). The indebtedness of the Company to the Lenders under the Loan Agreement is guaranteed by all existing and future direct and indirect domestic subsidiaries of the Company.
     At the Company’s option, any loan under the Loan Agreement bears interest at a rate equal to the applicable rate, as determined in accordance with the pricing grid set forth in the Loan Agreement, plus one of the following indexes: (i) LIBOR and (ii) the Base Rate (defined as the higher of (a) the prime rate publicly announced from time to time by Agent and (b) the federal funds rate plus 0.50%). Overdue amounts bear a fee of 2.0% per annum above the applicable rate.
     The Loan Agreement requires the Company to meet certain financial tests, including a consolidated leverage ratio and a consolidated interest coverage ratio. The Loan Agreement also contains additional affirmative and negative covenants which, among other things, require the Company to deliver to Agent specified financial information, including annual and quarterly financial information, and limit the Company’s ability to (or to permit any subsidiaries to), subject to certain exceptions and limitations, (i) merge with other companies; (ii) create liens on its property; (iii) incur debt obligations; (iv) enter into transactions with affiliates, except on an arm’s length basis; (v) dispose of property; or (vi) issue dividends or make distributions.
     The foregoing description of the Loan Agreement is qualified in its entirety to the full text of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Company’s entry into the Loan Agreement provided under Item 1.01 above is hereby incorporated by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC. (Registrant)
Date: October 1, 2008	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support and Chief Financial Officer